Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS FOURTH QUARTER AND FULL YEAR 2021 EARNINGS

Danville, VA, January 20, 2022 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported fourth quarter 2021 earnings of $11.3 million, or $1.05 per diluted common share. Those results compare to $8.8 million, or $0.80 per diluted common share, during the same quarter in the prior year, and net income of $10.2 million, or $0.94 per diluted common share, recognized for the third quarter of 2021. Earnings for the twelve months ended December 31, 2021 were $43.5 million, or $4.00 per diluted common share, compared to $30.0 million, or $2.73 per diluted common share for the same period of 2020.

President and Chief Executive Officer Jeffrey V. Haley commented, “American National finished 2021 on a positive note with strong earnings for the fourth quarter and the full year. Core loan growth for the quarter was 6.6% annualized in spite of some significant paydown activity, and deposit growth continued to exceed expectations. Business activity and our local economies remain fairly robust in spite of factors associated with elevated inflation, supply chain issues and the ongoing pandemic.”

“I am so proud and appreciative of the efforts of our employees, the support of our customers and our shareholders over the past year. We had a very successful year financially, but also achieved many other milestones as we continue to build the Company for future success.”

Fourth quarter 2021 highlights include:

●	Average loans held for investment, excluding U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans, grew $69.0 million, or 14.9% annualized, during the fourth quarter compared to growth of $39.5 million, or 8.7% annualized, in the third quarter of this year and compared to a decrease of $13.6 million, or 3.0% annualized, in the fourth quarter of the prior year.

●	Earnings produced a return on average tangible common equity of 17.63% for the fourth quarter of 2021, compared to 16.01% in the previous quarter and 14.90% for the same quarter in the prior year (non-GAAP).

●	Average deposits grew 5.3% during the quarter and 14.9% over the same quarter of 2020; the cost of interest-bearing deposits decreased to 0.14% in the fourth quarter, compared to 0.17% in the previous quarter and 0.43% in the same quarter of the prior year.

●	Fully taxable equivalent (“FTE”) net interest margin was 2.93% for the quarter, down from 3.09% in the third quarter of 2021 and from 3.22% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $279 thousand, or 5.4%, when compared to the previous quarter, and increased $623 thousand, or 14.8%, compared to the same quarter in the prior year.

●	Noninterest expense increased $620 thousand, or 4.2%, when compared to the previous quarter, and increased $804 thousand, or 5.5%, when compared to the same quarter in the prior year.

●	The Company recognized a negative provision for loan losses in the fourth quarter of 2021 of $2.0 million compared to a provision expense of $482 thousand in the third quarter of 2021 and $585 thousand in the fourth quarter of 2020. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.00%) for the fourth quarter 2021, (0.01%) for the third quarter of 2021 and 0.05% for the fourth quarter of 2020.

●	Nonperforming assets as a percentage of total assets were 0.07% at December 31, 2021, up from 0.06% at September 30, 2021 but down from 0.12% at December 31, 2020.

SMALL BUSINESS ADMINISTRATION’S PPP

The Company has processed a total of $364.2 million in PPP loans, with total remaining outstanding net PPP loans of $12.2 million at December 31, 2021, down from $37.2 million at September 30, 2021. These quarter-end balances are net of $24.9 million of loans forgiven in the fourth quarter of 2021 compared to $66.9 million forgiven in the third quarter. Total PPP fees recognized in net interest income during the fourth quarter of 2021 were $919,000 compared to the prior quarter’s $2.4 million. The interest income from the outstanding PPP portfolio generated $68,000 and $169,000, respectively, in the fourth and third quarters of 2021.

NET INTEREST INCOME

Net interest income for the fourth quarter of 2021 was stable compared to the third quarter at $23.1 million. The fourth quarter of 2021 compared to the same quarter of 2020 reflected an increase of $958 thousand, or 4.3%. The FTE net interest margin for the quarter was 2.93%, down from 3.09% in the prior quarter and 3.22% in the same quarter a year ago (non-GAAP). The reduction in PPP income was offset by additional accretion income on purchased loans, higher interest income associated with higher average balances on loans and growth in investment income in the fourth quarter compared to the third quarter of 2021. The increase in net interest income from the same quarter in the prior year was attributable to the same factors as well as the significantly lower rate environment in 2021, which reduced interest expense on deposits $1.2 million, or 64.0%.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the fourth quarter of 2021, net accretion related to acquisition accounting amounted to $2.1 million compared to $1.3 million in the prior quarter of 2021 and $1.2 million for the same quarter in 2020. Net accretion for the twelve months ended December 31, 2021 amounted to $5.2 million, compared to $3.8 million for the same period in 2020. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

For the years ending (estimated):

2022	$1,100
2023	690
2024	429
2025	292
2026	171
Thereafter	234

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $2.4 million as of December 31, 2021, up slightly from $2.1 million at September 30, 2021, and down significantly from $3.7 million at December 31, 2020. NPAs as a percentage of total assets were 0.07% at December 31, 2021, compared to 0.06% at September 30, 2021 and 0.12% at December 31, 2020.

The Company recorded a negative provision for the fourth quarter of 2021 of $2.0 million compared to the recognition of a provision of $482 thousand in the third quarter and $585 thousand in the fourth quarter in the previous year. The fourth quarter of 2021 negative provision compared to the third quarter of 2021 and the fourth quarter of 2020 was the result of continued improvement in economic conditions, ongoing low charge-off and deliquency rates, and overlal strong asset quality metrics. In addition, the third quarter provision was higher due to significant loan growth during the period. The allowance for loan losses was $18.7 million at December 31, 2021, compared to $20.6 million at September 30, 2021 and $21.4 million at December 31, 2020. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.00%) for the fourth quarter of 2021, compared to (0.01%) in the previous quarter and 0.05% for the same quarter in the prior year. The allowance as a percentage of loans held for investment was 0.96% at December 31, 2021, compared to 1.06% at September 30, 2021, and 1.06% at December 31, 2020. Excluding PPP loans, the allowance as a percentage of loans decreased to 0.97% at December 31, 2021, compared to 1.08% at September 30, 2021 and 1.19% at December 31, 2020.

NONINTEREST INCOME

Noninterest income decreased $279 thousand, or 5.4%, to $4.8 million for the quarter ended December 31, 2021 from $5.1 million in the prior quarter and increased $623 thousand, or 14.8%, from the same quarter in the prior year. The fourth quarter of 2021 decrease from the prior quarter was the result of increase write-downs on premises and equipment, net of $190 thousand or 178% and a decrease in mortgage banking income of $243 thousand or 24.6%. The increased expense was partially offset by an increase in other fees and commissions of $162 thousand, or 14.1%, in the fourth quarter compared to the third quarter of 2021.

The fourth quarter of 2021 compared to the fourth quarter of 2020 reflected significant growth in trust fees of $240 thousand, or 23.4%, other fees and commissions of $272 thousand, or 26.2%, income from small business investment companies of $226 thousand, or 95.8%, offset by a $296 thousand, or 28.4%, decrease in mortgage banking income.

NONINTEREST EXPENSE

Noninterest expense for the fourth quarter of 2021 amounted to $15.5 million, up $620 thousand, or 4.2%, when compared to the $14.8 million for the previous quarter and up $804 thousand, or 5.5%, from $14.7 million during the same quarter in the previous year. The increase in the fourth quarter compared to the third quarter of 2021 was due to higher compensation costs associated primarily with incentive accrual adjustments, and in other expenses which included $150,000 in additional charitable contributions. Fourth quarter 2021 increases compared to the same quarter of 2020 were primarily due to increased compensation costs and expense seasonality.

INCOME TAXES

The effective tax rate for the three months ended December 31, 2021 was 21.80%, compared to 21.05% for the prior quarter and 20.94% for the same quarter in the prior year. The effective tax rate was relatively consistent among the periods, with slight increases in the 2021 periods atttributable to changes in pre-tax earnings and the levels of permanent tax differences.

BALANCE SHEET

Total assets at December 31, 2021 were $3.3 billion, an increase of $45.5 million from September 30, 2021 and $284.6 million from December 31, 2020. The growth over the previous quarter and over the same quarter of 2020 is the result of continued core deposit growth, deployment of excess liquidity into investments, and loan growth.

At December 31, 2021, loans held for investment (net of deferred fees and costs) were $1.9 billion, an increase of $6.2 million, or 1.3%, annualized from September 30, 2021. This increase is net of $25.9 million of PPP loans forgiven during the fourth quarter of 2021. Loans held for investment increased $130.6 million, or 7.2%, from December 31, 2020 excluding PPP loans.

Investment securities available for sale amounted to $692.5 million at December 31, 2021, with growth of $48.6 million, or 7.5%, compared to September 30, 2021, and growth of $226.4 million, or 48.6%, compared to December 31, 2020.

Deposits amounted to $2.9 billion at December 31, 2021, with growth of $28.3 million, or 4.0%, annualized from September 30, 2021 and $279.0 million, or 10.7%, compared to December 31, 2020. The growth over the same quarter and prior quarter of 2020 is a result of continued higher than average cash balances being maintained by customers.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 8.17% at December 31, 2021 as compared to 8.14% at September 30, 2021 and compared to 8.34% at December 31, 2020. The Company’s common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 12.43%, 13.73%, 14.61% and 9.13%, respectively, at December 31, 2021.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.3 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.2 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic and the associated efforts to limit the spread of the virus; (2) expected revenue synergies and cost savings from acquisitions and depositions; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the adequacy of the level of the allowance for loan losses, the amount of loan loss provisions required in future quarters, and the failure of assumptions underlying the allowance for loan losses; (6) cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (7) accounting principles, policies, and guidelines; and (8) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$23,095	$30,767
Interest-bearing deposits in other banks	487,773	343,603
Securities available for sale, at fair value	692,467	466,091
Restricted stock, at cost	8,056	8,715
Loans held for sale	8,481	15,591
Loans, net of deferred fees and costs	1,946,580	2,015,056
Less allowance for loan losses	(18,678)	(21,403)
Net Loans	1,927,902	1,993,653
Premises and equipment, net	35,564	39,723
Other real estate owned, net	143	958
Goodwill	85,048	85,048
Core deposit intangibles, net	4,627	6,091
Bank owned life insurance	29,107	28,482
Other assets	32,334	31,288

Total assets	$3,334,597	$3,050,010

Liabilities
Demand deposits -- noninterest-bearing	$1,009,081	$830,094
Demand deposits -- interest-bearing	547,878	501,283
Money market deposits	719,498	666,122
Savings deposits	259,193	217,405
Time deposits	354,703	396,426
Total deposits	2,890,353	2,611,330
Customer repurchase agreements	41,128	42,551
Long-term borrowings	28,232	35,630
Other liabilities	20,092	22,605
Total liabilities	2,979,805	2,712,116

Shareholders' equity
Preferred stock, $5 par value, 2,000,000 shares authorized, none outstanding	-	-
Common stock, $1 par value, 20,000,000 shares authorized, 10,766,967 shares outstanding at December 31, 2021 and 10,982,367 shares outstanding at December 31, 2020	10,710	10,926
Capital in excess of par value	147,777	154,850
Retained earnings	201,380	169,681
Accumulated other comprehensive income (loss), net	(5,075)	2,437
Total shareholders' equity	354,792	337,894

Total liabilities and shareholders' equity	$3,334,597	$3,050,010

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Twelve Months Ended
	12/31/21	9/30/21	12/31/20	12/31/21	12/31/20
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Interest and Dividend Income:
Interest and fees on loans	$21,706	$21,974	$22,654	$87,040	$87,700
Interest and dividends on securities:
Taxable	2,012	1,896	1,536	7,309	6,764
Tax-exempt	92	94	103	385	433
Dividends	115	112	121	464	503
Other interest income	223	201	84	598	440
Total interest and dividend income	24,148	24,277	24,498	95,796	95,840

Interest Expense:
Interest on deposits	655	781	1,821	3,645	9,729
Interest on short-term borrowings	3	3	22	22	259
Interest on long-term borrowings	386	400	509	1,738	2,032
Total interest expense	1,044	1,184	2,352	5,405	12,020

Net Interest Income	23,104	23,093	22,146	90,391	83,820
(Recovery of) Provision for loan losses	(1,955)	482	585	(2,825)	8,916

Net Interest Income After (Recovery of) Provision for Loan Losses	25,059	22,611	21,561	93,216	74,904

Noninterest Income:
Trust fees	1,265	1,311	1,025	5,022	4,044
Service charges on deposit accounts	695	664	677	2,611	2,557
Other fees and commissions	1,309	1,147	1,037	4,953	3,925
Mortgage banking income	746	989	1,042	4,195	3,514
Securities gains, net	35	-	-	35	814
Brokerage fees	264	265	192	997	745
Income from Small Business Investment Companies	462	491	236	1,972	270
Income (loss) from insurance investments	137	132	(58)	1,199	321
Losses on premises and equipment, net	(297)	(107)	(13)	(885)	(110)
Other	228	231	83	932	763
Total noninterest income	4,844	5,123	4,221	21,031	16,843

Noninterest Expense:
Salaries and employee benefits	8,461	8,185	8,225	32,342	29,765
Occupancy and equipment	1,484	1,513	1,470	6,032	5,586
FDIC assessment	220	194	206	864	639
Bank franchise tax	446	440	425	1,767	1,702
Core deposit intangible amortization	351	361	391	1,464	1,637
Data processing	734	748	764	2,958	3,017
Software	357	344	342	1,368	1,454
Other real estate owned, net	(17)	21	26	131	60
Other	3,427	3,037	2,810	12,082	10,705
Total noninterest expense	15,463	14,843	14,659	59,008	54,565

Income Before Income Taxes	14,440	12,891	11,123	55,239	37,182
Income Taxes	3,147	2,713	2,329	11,713	7,137
Net Income	$11,293	$10,178	$8,794	$43,526	$30,045

Net Income Per Common Share:
Basic	$1.05	$0.94	$0.80	$4.00	$2.74
Diluted	$1.05	$0.94	$0.80	$4.00	$2.73
Weighted Average Common Shares Outstanding:
Basic	10,774,268	10,833,875	10,975,349	10,873,817	10,981,623
Diluted	10,776,970	10,836,293	10,978,931	10,877,231	10,985,790

American National Bankshares Inc.
Financial Highlights

(Dollars in thousands, except per share data)				At or for the Twelve Months
	4th Qtr	3rd Qtr	4th Qtr	Ended December 31,
	2021	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
EARNINGS
Interest income	$24,148	$24,277	$24,498	$95,796	$95,840
Interest expense	1,044	1,184	2,352	5,405	12,020
Net interest income	23,104	23,093	22,146	90,391	83,820
(Recovery of) Provision for loan losses	(1,955)	482	585	(2,825)	8,916
Noninterest income	4,844	5,123	4,221	21,031	16,843
Noninterest expense	15,463	14,843	14,659	59,008	54,565
Income taxes	3,147	2,713	2,329	11,713	7,137
Net income	11,293	10,178	8,794	43,526	30,045

PER COMMON SHARE
Net income per share - basic	$1.05	$0.94	$0.80	$4.00	$2.74
Net income per share - diluted	1.05	0.94	0.80	4.00	2.73
Cash dividends paid	0.28	0.27	0.27	1.09	1.08
Book value per share	32.95	32.51	30.77	32.95	30.77
Book value per share - tangible (a)	24.62	24.16	22.47	24.62	22.47
Closing market price	37.68	33.04	26.21	37.68	26.21

FINANCIAL RATIOS
Return on average assets	1.35%	1.27%	1.18%	1.37%	1.08%
Return on average common equity	12.82	11.58	10.48	12.50	9.12
Return on average tangible common equity (a)	17.63	16.01	14.90	17.34	13.19
Average common equity to average assets	10.50	10.99	11.30	10.96	11.88
Tangible common equity to tangible assets (a)	8.17	8.14	8.34	8.17	8.34
Net interest margin, taxable equivalent	2.93	3.09	3.22	3.05	3.30
Efficiency ratio (a)	53.46	51.03	53.92	51.05	52.80
Effective tax rate	21.79	21.05	20.94	21.20	19.19

PERIOD-END BALANCES
Securities	$700,523	$651,995	$474,806	$700,523	$474,806
Loans held for sale	8,481	9,518	15,591	8,481	15,591
Loans, net	1,946,580	1,940,332	2,015,056	1,946,580	2,015,056
Goodwill and other intangibles	89,675	90,026	91,139	89,675	91,139
Assets	3,334,597	3,289,063	3,050,010	3,334,597	3,050,010
Assets - tangible (a)	3,244,922	3,199,037	2,958,871	3,244,922	2,958,871
Deposits	2,890,353	2,862,081	2,611,330	2,890,353	2,611,330
Customer repurchase agreements	41,128	26,595	42,551	41,128	42,551
Long-term borrowings	28,232	28,207	35,630	28,232	35,630
Shareholders' equity	354,792	350,387	337,894	354,792	337,894
Shareholders' equity - tangible (a)	265,117	260,361	246,755	265,117	246,755

AVERAGE BALANCES
Securities (b)	$654,595	$569,508	$372,529	$549,554	$347,952
Loans held for sale	8,121	9,835	8,601	11,257	6,578
Loans, net	1,943,238	1,913,446	2,063,397	1,953,121	2,008,683
Interest-earning assets	3,154,730	2,989,661	2,754,455	2,967,799	2,551,913
Goodwill and other intangibles	89,855	90,257	91,358	90,413	91,751
Assets	3,357,223	3,199,514	2,971,505	3,176,564	2,773,007
Assets - tangible (a)	3,267,368	3,109,257	2,880,147	3,086,151	2,681,256
Interest-bearing deposits	1,868,695	1,817,595	1,701,395	1,797,385	1,595,694
Deposits	2,914,381	2,768,268	2,536,363	2,736,571	2,342,353
Customer repurchase agreements	39,645	29,681	40,819	37,632	42,937
Other short-term borrowings	-	-	-	-	1
Long-term borrowings	28,218	28,192	35,617	31,878	35,586
Shareholders' equity	352,395	351,646	335,671	348,158	329,353
Shareholders' equity - tangible (a)	262,540	261,389	244,313	257,745	237,602

American National Bankshares Inc.
Financial Highlights

(Dollars in thousands, except per share data)				At or for the Twelve Months
	4th Qtr	3rd Qtr	4th Qtr	Ended December 31,
	2021	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
CAPITAL
Weighted average shares outstanding - basic	10,774,268	10,833,875	10,975,349	10,873,817	10,981,623
Weighted average shares outstanding - diluted	10,776,970	10,836,293	10,978,931	10,877,231	10,985,790

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	16,580	100,764	-	264,579	62,669
Average price paid per share of common stock	$37.12	$32.87	$-	$33.10	$34.90

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$20,630	$20,097	$21,088	$21,403	$13,152
(Recovery of) Provision for loan losses	(1,955)	482	585	(2,825)	8,916
Charge-offs	(76)	(19)	(331)	(146)	(1,006)
Recoveries	79	70	61	246	341
Ending balance	$18,678	$20,630	$21,403	$18,678	$21,403

LOANS
Construction and land development	$134,221	$120,193	$140,071	$134,221	$140,071
Commercial real estate - owner occupied	391,517	404,029	373,680	391,517	373,680
Commercial real estate - non-owner occupied	731,034	713,339	627,569	731,034	627,569
Residential real estate	289,757	280,351	269,137	289,757	269,137
Home equity	93,203	95,317	104,881	93,203	104,881
Commercial and industrial	299,773	320,278	491,256	299,773	491,256
Consumer	7,075	6,825	8,462	7,075	8,462
Total	$1,946,580	$1,940,332	$2,015,056	$1,946,580	$2,015,056

NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$216	$-	$262	$216	$262
Nonaccrual	2,006	1,903	2,434	2,006	2,434
Other real estate owned and repossessions	143	213	958	143	958
Nonperforming assets	$2,365	$2,116	$3,654	$2,365	$3,654

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	0.96%	1.06%	1.06%	0.96%	1.06%
Allowance for loan losses to nonperforming loans	840.59	1,084.08	793.88	840.59	793.88
Nonperforming assets to total assets	0.07	0.06	0.12	0.07	0.12
Nonperforming loans to total loans	0.11	0.10	0.13	0.11	0.13
Annualized net charge-offs (recoveries) to average loans	(0.00)	(0.01)	0.05	(0.01)	0.03

OTHER DATA
Fiduciary assets at period-end (c) (d)	$752,410	$697,528	$614,016	$752,410	$614,016
Retail brokerage assets at period-end (c) (d)	$418,850	$406,408	$362,022	$418,850	$362,022
Number full-time equivalent employees (e)	346	345	342	346	342
Number of full service offices	26	26	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATMs	36	36	37	36	37

Notes:

(a) - This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.

(b) - Average does not include unrealized gains and losses.
(c) - Market value.
(d) - Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) - Average for quarter.

Net Interest Income Analysis
For the Three Months Ended December 31, 2021 and 2020
(Dollars in thousands)

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate
	2021	2020	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans:
Commercial	$310,175	$507,750	$3,386	$5,354	4.33%	4.19%
Real estate	1,634,660	1,556,192	18,244	17,206	4.46	4.42
Consumer	6,524	8,056	112	137	6.81	6.77
Total loans (b)	1,951,359	2,071,998	21,742	22,697	4.45	4.38

Securities:
U.S. Treasury	116,629	14,126	242	4	0.83	0.11
Federal agencies & GSEs	93,042	76,606	265	276	1.14	1.44
Mortgage-backed & CMOs	355,492	206,817	1,117	916	1.26	1.77
State and municipal	63,148	53,257	314	304	1.99	2.28
Other	26,284	21,723	305	286	4.64	5.27
Total securities	654,595	372,529	2,243	1,786	1.37	1.92

Deposits in other banks	548,776	309,928	223	84	0.16	0.11

Total interest-earning assets	3,154,730	2,754,455	24,208	24,567	3.07	3.56

Non-earning assets	202,493	217,050

Total assets	$3,357,223	$2,971,505

Deposits:
Demand	$505,528	$433,356	37	50	0.03	0.05
Money market	743,354	647,320	101	380	0.05	0.23
Savings	257,289	215,233	6	16	0.01	0.03
Time	362,524	405,486	511	1,375	0.56	1.35
Total deposits	1,868,695	1,701,395	655	1,821	0.14	0.43

Customer repurchase agreements	39,645	40,819	3	22	0.03	0.21
Long-term borrowings	28,218	35,617	386	509	5.47	5.72
Total interest-bearing liabilities	1,936,558	1,777,831	1,044	2,352	0.21	0.53

Noninterest bearing demand deposits	1,045,686	834,968
Other liabilities	22,584	23,035
Shareholders' equity	352,395	335,671
Total liabilities and shareholders' equity	$3,357,223	$2,971,505

Interest rate spread					2.86%	3.03%
Net interest margin					2.93%	3.22%

Net interest income (taxable equivalent basis)			23,164	22,215
Less: Taxable equivalent adjustment (c)			60	69
Net interest income			$23,104	$22,146

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/ amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

Net Interest Income Analysis
For the Twelve Months Ended December 31, 2021 and 2020
(Dollars in thousands)

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate
	2021	2020	2021	2020	2021	2020
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Loans:
Commercial	$372,538	$475,068	$18,819	$17,768	5.05%	3.74%
Real estate	1,584,856	1,531,195	67,887	69,525	4.28	4.54
Consumer	6,984	8,998	475	588	6.80	6.53
Total loans (b)	1,964,378	2,015,261	87,181	87,881	4.44	4.36

Securities:
U.S. Treasury	57,048	9,010	507	51	0.89	0.57
Federal agencies & GSEs	97,943	72,112	1,132	1,423	1.16	1.97
Mortgage-backed & CMOs	308,158	200,612	4,142	4,060	1.34	2.02
State and municipal	61,698	45,836	1,272	1,175	2.06	2.56
Other	24,707	20,382	1,205	1,098	4.88	5.39
Total securities	549,554	347,952	8,258	7,807	1.50	2.24

Deposits in other banks	453,867	188,700	598	440	0.13	0.23

Total interest-earning assets	2,967,799	2,551,913	96,037	96,128	3.24	3.77

Non-earning assets	208,765	221,094

Total assets	$3,176,564	$2,773,007

Deposits:
Demand	$476,710	$386,790	152	344	0.03	0.09
Money market	710,948	574,510	758	2,634	0.11	0.46
Savings	243,123	198,313	26	117	0.01	0.06
Time	366,604	436,081	2,709	6,634	0.74	1.52
Total deposits	1,797,385	1,595,694	3,645	9,729	0.20	0.61

Customer repurchase agreements	37,632	42,937	22	259	0.06	0.60
Other short-term borrowings	-	1	-	-	-	0.50
Long-term borrowings	31,878	35,586	1,738	2,032	5.45	5.71
Total interest-bearing liabilities	1,866,895	1,674,218	5,405	12,020	0.29	0.72

Noninterest bearing demand deposits	939,186	746,659
Other liabilities	22,325	22,777
Shareholders' equity	348,158	329,353
Total liabilities and shareholders' equity	$3,176,564	$2,773,007

Interest rate spread					2.95%	3.05%
Net interest margin					3.05%	3.30%

Net interest income (taxable equivalent basis)			90,632	84,108
Less: Taxable equivalent adjustment (c)			241	288
Net interest income			$90,391	$83,820

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/ amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share data)				At or for the Twelve Months
	4th Qtr	3rd Qtr	4th Qtr	Ended December 31,
	2021	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
EFFICIENCY RATIO
Noninterest expense	$15,463	$14,843	$14,659	$59,008	$54,565
Add/subtract: gain/loss on sale of OREO	-	-	(8)	(111)	4
Subtract: core deposit intangible amortization	(351)	(361)	(391)	(1,464)	(1,637)
	$15,112	$14,482	$14,260	$57,433	$52,932

Net interest income	$23,104	$23,093	$22,146	$90,391	$83,820
Tax equivalent adjustment	60	59	69	241	288
Noninterest income	4,844	5,123	4,221	21,031	16,843
Subtract: gain on securities	(35)	-	-	(35)	(814)
Add: loss on fixed assets	297	107	13	885	110
	$28,270	$28,382	$26,449	$112,513	$100,247

Efficiency ratio	53.46%	51.03%	53.92%	51.05%	52.80%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$21,742	$22,012	$22,697	$87,181	$87,881
Interest income - investments and other	2,466	2,327	1,870	8,856	8,247
Interest expense - deposits	(655)	(781)	(1,821)	(3,645)	(9,729)
Interest expense - customer repurchase agreements	(3)	(3)	(22)	(22)	(259)
Interest expense - long-term borrowings	(386)	(400)	(509)	(1,738)	(2,032)
Total net interest income	$23,164	$23,155	$22,215	$90,632	$84,108
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(36)	(38)	(43)	(141)	(181)
Tax benefit on nontaxable interest - securities	(24)	(24)	(26)	(100)	(107)
GAAP measures	$23,104	$23,093	$22,146	$90,391	$83,820

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	12.82%	11.58%	10.48%	12.50%	9.12%
Impact of excluding average goodwill and other intangibles	4.81	4.43	4.42	4.84	4.07
Return on average tangible equity (non-GAAP)	17.63%	16.01%	14.90%	17.34%	13.19%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	10.64%	10.65%	11.08%	10.64%	11.08%
Impact of excluding goodwill and other intangibles	(2.47)	(2.51)	(2.74)	(2.47)	(2.74)
Tangible equity to tangible assets ratio (non-GAAP)	8.17%	8.14%	8.34%	8.17%	8.34%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$32.95	$32.51	$30.77	$32.95	$30.77
Impact of excluding goodwill and other intangibles	(8.33)	(8.35)	(8.30)	(8.33)	(8.30)
Tangible book value per share (non-GAAP)	$24.62	$24.16	$22.47	$24.62	$22.47

ADJUSTED LOAN LOSS ALLOWANCE
Allowance for loan losses	$18,678	$20,630	$21,403	$18,678	$21,403
Credit discount on purchased loans	4,474	5,258	7,255	4,474	7,255
Adjusted loan loss allowance	$23,152	$25,888	$28,658	$23,152	$28,658

Total loans, net of deferred fees and costs	$1,946,580	$1,940,332	$2,015,056	$1,946,580	$2,015,056
Subtract: PPP loans, net	(12,239)	(37,199)	(211,275)	(12,239)	(211,275)
Total loans less PPP loans, net	$1,934,341	$1,903,133	$1,803,781	$1,934,341	$1,803,781

Adjusted loan loss allowance to total loans less PPP loans, net	1.20%	1.36%	1.59%	1.20%	1.59%

Allowance for loan losses to total loans less PPP loans, net	0.97%	1.08%	1.19%	0.97%	1.19%